UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2023

RF Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41332	61-1991323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset, #05-06

Singapore 238164

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +65 6904 0766

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, one redeemable warrant, and one right to receive one-tenth of one share of Class A common stock	RFACU	The Nasdaq Stock Market LLC

Share of Class A common stock, par value $0.0001 per share	RFAC	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RFACW	The Nasdaq Stock Market LLC

Rights, each right receives one-tenth of one share of Class A common stock	RFACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 24, 2023, RF Acquisition Corp., a Delaware corporation (the “Company” or “RFAC”) held a special meeting of stockholders (the “Special Meeting”), at which holders of 11,767,639 shares, composed of 8,892,639 Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and 2,875,000 Class B common stock, par value $0.0001 per share (the “Class B Common Stock” together with the Class A Common Stock, the “Common Stock”), were present in person or by proxy, representing approximately 80.74% of the voting power of the 14,575,000 issued and outstanding Common Stock (“Outstanding Shares”) entitled to vote at the Special Meeting as of the close of business on March 1, 2023, which was the record date for the Special Meeting.

In connection with the Special Meeting, stockholders properly elected to redeem an aggregate of 7,391,973 Class A Common Stock at a redemption price of approximately $10.29 per share (the “Redemption”), for an aggregate redemption amount of approximately $76,054,239.90. Following the Redemption, approximately $42,266,505.98 will remain in the RFAC trust account (the “Trust Account”), not including the Extension Payment of $300,000 made by the Sponsor, as described below.

At the Special Meeting, the Company’s stockholders approved the proposal (the “Charter Amendment Proposal”) to amend the Company’s amended and restated certificate of incorporation (the “Charter”) to give the Company the right to extend the date by which it has to consummate a business combination from March 28, 2023 to December 28, 2023, composed of an initial three-month extension and six subsequent one-month extensions, for a total of up to nine months after March 28, 2023, by depositing into the Trust Account (A) for the initial three-month extension, the lesser of (i) $300,000 or (ii) $0.12 for each share of the Company’s Class A Common Stock not redeemed in connection with the Charter Amendment Proposal, and (B) for each of the six subsequent one-month extensions, the lesser of (i) $100,000 or (ii) $0.04 for each share of Class A Common Stock not redeemed in connection with the Charter Amendment Proposal, until December 28, 2023 in exchange for a noninterest bearing, unsecured promissory note payable upon consummation of a business combination.

The following is a tabulation of the votes with respect to the Charter Amendment Proposal, which was approved by the Company’s stockholders:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions
11,603,000	164,639	0

On March 30, 2023, the Company filed its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Charter Amendment”) to reflect the Charter Amendment Proposal and address any minor scriveners or typographical errors. Additionally reflected in the Charter Amendment, the board of directors of the Company unanimously approved, with the written consent of the sole holder of Class B Common Stock, an amendment to the Charter that modifies the existing rights of holders of Class B Common Stock to convert their shares into Class A Common Stock by allowing them to convert at any time and from time to time at the option of the holder. The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As a result of the approval of the Charter Amendment Proposal, the Company’s sponsor (or one or more of its affiliates or third-party designees) (the “Sponsor”) made a deposit (the “Extension Payment”) into the Trust Account on March 27, 2023 in the amount of $300,000, which was equal to the lesser of (i) $300,000 or (ii) $0.12 for each share of the Company’s Class A Common Stock not redeemed in connection with the Charter Amendment Proposal, in exchange for a non-interest bearing, unsecured promissory note issued by RFAC to the Sponsor that will not be repaid in the event that the Company is unable to close a business combination unless there are funds available outside the Trust Account to do so.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title
3.1	Second Amended and Restated Certificate of Incorporation of RF Acquisition Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Acquisition Corp.

	By:	/s/ Tse Meng Ng
		Name:	Tse Meng Ng
		Title:	Chief Executive Officer

Dated: March 30, 2023